Exhibit 5.1

March 20, 2020
MPLX LP
200 E. Hardin Street
Findlay, Ohio 45840

Re:	Registration Statement on Form S-4 of MPLX LP Relating to the
Exchange Offers (as defined below)

Ladies and Gentlemen:
We have acted as counsel for MPLX LP, a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offers”) of: (a) up to $266,382,000 aggregate principal amount of 6.250% Senior Notes due 2022 of the Partnership (the “Exchange 6.250% Notes”) for an equal principal amount of 6.250% Senior Notes due 2022 of the Partnership outstanding on the date hereof (the “Outstanding 6.250% Notes”); (b) up to $486,302,000 aggregate principal amount of 3.500% Senior Notes due 2022 of the Partnership (the “Exchange 3.500% Notes”) for an equal principal amount of 3.500% Senior Notes due 2022 of the Partnership outstanding on the date hereof (the “Outstanding 3.500% Notes”); (c) up to $380,521,000 aggregate principal amount of 6.375% Senior Notes due 2024 of the Partnership (the “Exchange 6.375% Notes”) for an equal principal amount of 6.375% Senior Notes due 2024 of the Partnership outstanding on the date hereof (the “Outstanding 6.375% Notes”); (d) up to $707,655,000 aggregate principal amount of 5.250% Senior Notes due 2025 of the Partnership (the “Exchange 5.250% Notes”) for an equal principal amount of 5.250% Senior Notes due 2025 of the Partnership outstanding on the date hereof (the “Outstanding 5.250% Notes”); (e) up to $731,718,000 aggregate principal amount of 4.250% Senior Notes due 2027 of the Partnership (the “Exchange 4.250% Notes”) for an equal principal amount of 4.250% Senior Notes due 2027 of the Partnership outstanding on the date hereof (the “Outstanding 4.250% Notes”); and (f) up to $487,188,000 aggregate principal amount of 5.200% Senior Notes due 2047 of the Partnership (collectively with the Exchange 6.250% Notes, the Exchange 3.500% Notes, the Exchange 6.375% Notes, the Exchange 5.250% Notes and the Exchange 4.250% Notes, the “Exchange Notes”) for an equal principal amount of 5.200% Senior Notes due 2047 of the Partnership outstanding on the date hereof (collectively with the Outstanding 6.250% Notes, the Outstanding

MPLX LP
March 20, 2020

3.500% Notes, the Outstanding 6.375% Notes, the Outstanding 5.250% Notes and the Outstanding 4.250% Notes, the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an indenture, dated as of February 12, 2015 (the “Base Indenture”), by and between the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented, as applicable, by the Seventeenth Supplemental Indenture, dated as of September 23, 2019 (the “Seventeenth Supplemental Indenture”), the Eighteenth Supplemental Indenture, dated as of September 23, 2019 (the “Eighteenth Supplemental Indenture”), the Nineteenth Supplemental Indenture, dated as of September 23, 2019 (the “Nineteenth Supplemental Indenture”), the Twentieth Supplemental Indenture, dated as of September 23, 2019 (the “Twentieth Supplemental Indenture”), the Twenty-First Supplemental Indenture, dated as of September 23, 2019 (the “Twenty-First Supplemental Indenture”), and the Twenty-Second Supplemental Indenture, dated as of September 23, 2019 (collectively with the Base Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture and the Twenty-First Supplemental Indenture, the “Indenture”), in each case by and between the Partnership and the Trustee.
In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Notes, when they are executed by the Partnership, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the applicable Outstanding Notes in accordance with the terms of the Exchange Offers, will constitute valid and binding obligations of the Partnership.
The opinion set forth above is subject to the following limitations, qualifications and assumptions:
For the purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Outstanding Notes have been, and the Exchange Notes will be, duly authenticated by the Trustee in accordance with the terms of the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.
The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) general equitable principles and public policy

MPLX LP
March 20, 2020

considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of the officers and other representatives of MPLX GP LLC, a Delaware limited liability company and the general partner of the Partnership, and others.
The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day